Exhibit 99.1

This Form 4 is filed jointly by Theodore J. Brombach and XMS XPDI Sponsor II Holdings LLC. The principal business address of each of these reporting persons is 321 North Clark Street, Suite 2440, Chicago, IL 60654.

Name of Designated Filer: Theodore J. Brombach

Date of Event Requiring Statement: October 17, 2024

Issuer Name and Ticker or Trading Symbol: Montana Technologies Corp. (Nasdaq: AIRJ)

/s/ Theodore J. Brombach
Name:	Theodore J. Brombach

/s/ John Yogi Spence on behalf of XMS XPDI Sponsor II Holdings LLC
Name:	John Yogi Spence